Calculation of Filing Fee Tables
S-8
Corvus Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	457(a)	2,987,865	$ 14.88	$ 44,459,431.20	0.0001381	$ 6,139.85
Total Offering Amounts:						$ 44,459,431.20		$ 6,139.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,139.85
Offering Note
[1]	Note 1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Corvus Pharmaceuticals, Inc.'s (the "Registrant") common stock that become issuable under the 2016 Equity Incentive Award Plan (the "2016 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Note 1b. Represents the additional shares of common stock available for future issuance under the Registrant's 2016 Plan resulting from an annual increase as of January 1, 2026. Note 1c. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2016 Plan are based on the average of the high and the low price of Registrant's Common Stock as reported on the Nasdaq Global Market on April 30, 2026, which was $14.88. Note 1d. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources